FINANCIAL FEDERAL CORPORATION
                    2001 MANAGEMENT INCENTIVE PLAN

               AMENDMENT TO RESTRICTED STOCK AGREEMENTS
  AND TO REQUESTS TO CONVERT AND IRREVOCABLY DEFER RECEIPT OF VESTED
                           RESTRICTED STOCK

     This Amendment, is made and entered into as of the 9th day of December, 2008, by and between Financial Federal Corporation (the "Company") and Paul R. Sinsheimer (the "Participant") (together, the "Parties").

                         W I T N E S S E T H:

     WHEREAS, the Parties previously entered into Restricted Stock Agreements, dated March 1, 2002 and October 4, 2004 (together, the
"Agreements"), which granted shares of restricted stock to the Participant under the Financial Federal Corporation 2001 Management Incentive Plan;

     WHEREAS, the Parties previously entered into two Requests to Convert and Irrevocably Defer Receipt of Vested Restricted Stock, each of which were dated February 26, 2003 (together, the "Requests to Defer");

     WHEREAS, the Requests to Defer apply to certain shares of restricted stock granted to the Participant pursuant to Restricted Stock Agreements, dated February 27, 2001 and March 1, 2002, which continue to remain in effect and govern the terms and conditions applicable to the Requests to Defer;

     WHEREAS, for purposes of bringing the Agreements into compliance with the plan document requirements of Section 409A of the Internal Revenue Code of 1986, as amended (the "Code"), the Parties have prepared this Amendment which must be adopted on or before December 31, 2008;

     WHEREAS, the Parties have prepared this protective Amendment to the Requests to Defer for purposes of Section 409A of the Code, which must be adopted on or before December 31, 2008; and

     WHEREAS, pursuant to the terms of the Agreements that require any amendments thereto to be signed by the Participant and a member of the Company's Board of Directors, the Parties desire to adopt this Amendment for purposes of Section 409A of the Code.

     NOW, THEREFORE, the Parties hereto agree as follows:

     1. Effective as of the date first written above, a new section is hereby added immediately following the section entitled "Applicable
Law" in the Agreements to read as follows:

     "Compliance with Code Section 409A.

     To the extent this Agreement is subject to Code Section 409A, and notwithstanding any provision in the Agreement to the contrary, if upon your "separation from service" within the meaning of Code
     Section 409A, you are then a "specified employee" (as defined in Code Section 409A), then to the extent necessary to comply with Code Section 409A and avoid the imposition of taxes under Code
     Section 409A, the Company shall defer payment of "nonqualified deferred compensation" subject to Code Section 409A payable as a result of and within six (6) months following such separation from service under this Agreement until the earlier of (i) the first business day of the seventh month following your separation from service, or (ii) ten (10) days after the Company receives notification of your death. Any such delayed payments shall be made without interest."

     2. Effective as of the date first written above, a new paragraph is added between the fifth and sixth paragraphs of the Requests to Defer to read as follows:

     "To the extent this request is subject to Section 409A of the Internal Revenue Code of 1986, as amended ("409A"), and notwithstanding any provision in the request to the contrary, if upon the Participant's "separation from service" within the meaning of 409A, he is then a "specified employee" (as defined in 409A), then to the extent necessary to comply with 409A and avoid the imposition of taxes under 409A, the Company shall defer payment of "nonqualified deferred compensation" subject to 409A payable as a result of and within six (6) months following such separation from service under this request until the earlier of
     (i) the first business day of the seventh month following the Participant's separation from service, or (ii) ten (10) days after the Company receives notification of the Participant's death. Any such delayed payments shall be made without interest."

                               * * * * *

     IN WITNESS WHEREOF, the Company has caused this Amendment to be executed by a member of its Board of Directors and Participant has hereunto set his hand on the day and year first above written.


                              FINANCIAL FEDERAL CORPORATION


                              By:
                                   Leopold Swergold
                                   Chairman, Executive Compensation and
                                   Stock Option Committee


                              PARTICIPANT

                              Paul R. Sinsheimer